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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements
No. 33-47517, 33-70834 and 33-78928 of Caprius, Inc. (the "Company") on Form S-8 of our report dated November 30, 1998 on the consolidated financial statements of the Company and its subsidiaries for the year ended September 30, 1998, which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of the Company.


                                           /s/ BDO Seidman, LLP
                                           BDO Seidman, LLP

Boston, Massachusetts
January 12, 1999